UNITES STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                           SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant (X)
Filed by a Party other than the Registrant (   )

Check the appropriate box:
(X)  Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to 240.14a-12

                    PISMO COAST VILLAGE, INC.
                    _________________________
     (Name of the Registrant as Specified in its Charter)

                         NOT APPLICABLE
                         ______________

            (Name of Person(s) Filing Proxy Statement,
                   if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(X) No fee required.
( ) Fee computed on table below per Exchange Act Rules 14a-
      6(i)(4) and 0-11.
 1. Title of each class of securities to which transaction
     applies: _____
 2. Aggregate number of securities to which transaction applies:
      _____
 3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____
 4. Proposed maximum aggregate value of transaction: _____
 5. Total fee paid: _____
( ) Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1. Amount Previously Paid: _____
     2. Form, Schedule or Registration Statement No.: _____
     3. Filing Party: _____
     4. Date Filed: _____

                      PISMO COAST VILLAGE, INC.
                      165 South Dolliver Street
                         Pismo Beach CA 93449


                IMPORTANT . . . SEND IN YOUR PROXY
                ----------------------------------

     It is requested that you read the enclosed materials, then date, fill in and sign the enclosed Proxy and return it promptly. This will save the expense of follow-up letters, telephone calls and further solicitation.


           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
                     PISMO COAST VILLAGE, INC.

NOTICE IS HEREBY GIVEN that, pursuant to the call of the Board of Directors, an Annual Meeting of Shareholders (the "Meeting") of PISMO COAST VILLAGE, INC., (the "Company") will be held at the South County Regional Center, 800 West Branch Street, Arroyo Grande, California 93420 on January 15, 2005, at 9:00 a.m. for the purpose of considering and voting on the following matters:

1 Election of Directors. Electing eighteen (18) persons to the Board of Directors to serve until the 2006 Annual Meeting or until their successors are elected and have qualified. The persons nominated by the Board to serve as Directors are:

           Allard, Howard        Harris, R. Elaine
           Benedict, Louis       Hickman, Glenn
           Brady, Nancy          Hughes, Terris
           Brittain, Kurt        Nunlist, Ronald
           Buchaklian, Harry     Pappi, George
           Eudaly, Douglas       Pettibone, Jerald
           Figueroa, Ed          Willems, Gary
           Fischer, William      Williams, Jack
           Gould, Norman         Zahka, Charles

2. Adoption of Director Nomination Procedures To vote upon a proposal of the Board to adopt new Director Nomination
   Procedures.

3. Selection of Auditors. To vote upon a resolution of the Board of Directors of the Company to approve the selection of Glenn, Burdette, Phillips and Bryson to serve as independent certified public accountants for the Company for Fiscal Year
   2005.

4. Other Business. To transact such other business as may properly come before the Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on December 1, 2004, as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting.

   NOMINEES TO BOARD OF DIRECTORS FOR ELECTION AS DIRECTORS

At the Annual Meeting, a Board of Directors, consisting of 18 members, will be elected for the ensuing year. Each director will serve until the next meeting of shareholders and until his or her successor is elected and qualifies.

The Board of Directors has proposed 18 individuals for election as directors of the Company.

If the conditions which would allow cumulative voting are satisfied, the Board of Directors solicits discretionary authority to cumulate votes and unless authority to vote for a director is withheld on the Proxy card, the proxy holders will cast the votes represented by the Board of Directors' proxies for the nominees proposed by the Board of Directors and will not vote for any other nominees.

You are urged to vote in favor of each of the proposals by so indicating on the enclosed Proxy and by signing and returning the enclosed Proxy as promptly as possible, whether or not you plan to attend the Meeting in person. The enclosed Proxy is solicited by the Company's Board of Directors. Any shareholder giving a Proxy may revoke it prior to the time it is voted by notifying the Vice President - Secretary, in writing, to that effect, by filing with him a later dated Proxy, or by voting in person at the Meeting.

                       By Order of the Board of Directors

                       KURT BRITTAIN

                       Kurt Brittain, Vice President - Secretary


Dated: December 16, 2004
165 South Dolliver Street
Pismo Beach, California 93449
(805) 773-5649

                    PISMO COAST VILLAGE, INC.
                    165 South Dolliver Street
                  Pismo Beach, California 93449

                         PROXY STATEMENT

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

             To Be Held Saturday, January 15, 2005

_________________________________________________________________

                        GENERAL INFORMATION
_________________________________________________________________

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") of Pismo Coast Village, Inc., (the "Company") to be held at the South County Regional Center, 800 West Branch Street, Arroyo Grande, California 93420, at 9:00 a.m. on Saturday, January 15, 2005, and all adjournments thereof.

It is expected that this Proxy Statement and accompanying Notice and form of proxy will be mailed to shareholders on or about
December 16, 2004.

The matters to be considered and voted upon at the Meeting will include:

1. Election of Directors. Electing eighteen (18) persons to the Board of Directors to serve until the 2006 Annual Meeting or until their successors are elected and have qualified. The persons nominated by the Board to serve as Directors are:

           Allard, Howard        Harris, R. Elaine
           Benedict, Louis       Hickman, Glenn
           Brady, Nancy          Hughes, Terris
           Brittain, Kurt        Nunlist, Ronald
           Buchaklian, Harry     Pappi, George
           Eudaly, Douglas       Pettibone, Jerald
           Figueroa, Ed          Willems, Gary
           Fischer, William      Williams, Jack
           Gould, Norman         Zahka, Charles

2. Adoption of Director Nomination Procedures To vote upon a proposal of the Board to adopt new Director Nomination
   Procedures.

3. Selection of Auditors. To vote upon a resolution of the Board of Directors of the Company to approve the selection of Glenn, Burdette, Phillips and Bryson to serve as independent certified public accountants for the Company for Fiscal Year
   2005.

4. Other Business. To transact such other business as may properly come before the Meeting and any adjournments thereof.

_________________________________________________________________

                      REVOCABILITY OF PROXY
_________________________________________________________________

A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it, at any time before it is exercised, by filing with the Vice President - Secretary of the Company an instrument revoking it, or a duly executed Proxy bearing a later date. In addition, the powers of the proxy holders will be revoked if the person executing the Proxy is present at the Meeting and elects to vote in person. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxy holders, in accordance with the instructions on the Proxy. IF NO INSTRUCTION IS SPECIFIED WITH REGARD TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT AND IN FAVOR OF SUCH MATTER.

_________________________________________________________________

                  PERSONS MAKING THE SOLICITATION
_________________________________________________________________

This solicitation of Proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in the solicitation of Proxies for the Meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mails, but officers, directors, and employees of the Company may solicit Proxies personally or by telephone, without receiving special compensation therefor.



_________________________________________________________________

          VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
_________________________________________________________________

There were issued and outstanding 1,800 shares of the Company's common stock on December 1, 2004, which has been fixed as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). Each holder of the Company's common stock will be entitled to one vote, in person or by Proxy, for each share of common stock held of record on the books of the Company as of the Record Date, on any matter submitted to the vote of the shareholders, except in the election of Directors, where cumulative voting is permitted. See "Cumulative Voting" on page 3 hereof.

The presence in person or by Proxy of the holders of 33.33% (one-
Third) of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the Meeting.

If the enclosed Proxy is completed in the appropriate spaces, signed, dated and returned, the Proxy will be voted as specified in the Proxy. If no specification is made, as to any individual matter to be acted upon, on a signed, dated and returned Proxy, it will be voted at the discretion of the proxy holders and in accordance with the recommendations of management. As to any matters properly brought before the shareholders at the Meeting which are not specifically described on the proxy, all duly signed, dated and returned proxies will be voted in accordance with the recommendations of management in such matters.

_________________________________________________________________

           ELECTION OF DIRECTORS OF COMPANY (Proposal 1)
_________________________________________________________________

The Bylaws of the Company provide that the number of directors shall be eighteen (18) until changed by an amendment to the Articles of Incorporation or by the Bylaws duly adopted by the Company's shareholders. Pursuant to Section 3.2.3 of the Bylaws, in order to be elected as a Director of the Company, an individual must own at least one share of the Common Stock of the Company. At the Annual Meeting, eighteen (18) directors (the entire Board of Directors) are to be elected to serve until the next Annual Meeting of the Shareholders or until their successors are elected and qualified.

A shareholder may withhold authority for the proxy holders to vote for any one or more of the nominees identified below by so indicating on the enclosed Proxy in the manner instructed on the proxy. Unless authority to vote for the nominees is so withheld, the proxy holders will vote the proxies received by them for the election of the nominees identified below as directors of the Company. Proxy holders do not have an obligation to vote for nominees not identified on the preprinted card (that is, write-in candidates). Should any shareholder attempt to "write in" a vote for a nominee not identified on the preprinted card (and described in these proxy materials), the proxy holders will NOT vote the shares represented by that proxy for any such write-in candidate, but will instead vote the shares for any and all other validly indicated candidates. If any of the nominees should be unable or decline to serve, which is not now anticipated, the proxy holders shall have discretionary authority to vote for a substitute who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all of the proxies received by them in such a manner, in accordance with cumulative voting, as will assure the election of as many of the nominees identified below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders, in their sole discretion.

None of the directors or executive officers of the Company were selected pursuant to any arrangement or understanding between themselves and any other individual (other than arrangements or understandings with directors or officers acting solely in their capacities as such). There is no familial relationship among any of the directors, executive officers of the Company, or the nominees for such offices, and except as noted below, none serves as directors of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.

               VOTING RIGHTS -- CUMULATIVE VOTING

All voting rights are vested in the holders of the common stock of the Company, each share being entitled to one vote, except with respect to the election of directors, as to which cumulative voting applies as described below.

California law provides that a shareholder of a California corporation, or his/her proxy, may cumulate votes in the election of Directors. That is, each shareholder may cast that number of votes equal to the number of shares owned by him/her, multiplied by the number of Directors to be elected, and he/she may cumulate such votes for a single candidate or distribute such votes among as many candidates as he/she deems appropriate.

Certain affirmative steps must be taken by the shareholders of the Company in order to be entitled to vote their shares cumulatively in the election of Directors. At the shareholders' meeting at which Directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates' names have been placed in nomination prior to the commencement of the voting and at least one shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of Directors to be elected, shall be elected.

It is intended that shares represented by proxies in the accompanying form will be voted for the election of persons nominated by management. Although the Board of Directors does not know whether there will be any nominations for directors other than those nominated by management, as set forth below, if any such nomination is made, or if votes are cast for any candidates other than those nominated by the Board of Directors, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of Directors or for any particular nominee is not withheld) will have full discretion and authority to vote cumulatively and allocate votes among any or all of the nominees of the Board of Directors in such order and in such numbers as they may determine in their sole discretion, provided all the above-listed requirements are met.

_________________________________________________________________

                DIRECTORS AND EXECUTIVE OFFICERS
_________________________________________________________________

The following table sets forth as to each current Director (each of whom has been nominated for reelection as a Director of the Company at the upcoming Meeting) and as to each new nominee for office, such person's age, such person's principal occupations during the past five years, the period during which such person has served as a Director of the Company, and other pertinent information. Pursuant to California law and the Bylaws of the Company, Directors shall be elected at each Annual Meeting of the shareholders and hold office until the next Annual Meeting. All of the nominees, except as designated, were elected as Directors of the Company at the 2004 Annual Meeting of the Company's Shareholders. The following table also sets forth such information as to the executive officers of the Company (each of whom also currently serves as a Director) and other key employees. Each of the executive officers of the Company is appointed by and serves at the pleasure of the Board.

HOWARD ALLARD, Director                                    Age 79
Howard Allard has a Master's degree in education administration from California State University, Sacramento. Mr. Allard was an elementary school principal in the Rio Linda Union School District for 29 years prior to his retirement in 1985. He has been a partner since 1978 in Allard Enterprises which maintains rental properties, and has also been a partner since 1982 in Allard Limousine. Mr. Allard has been on the Board since March 1980, and has served three years as President, two years as Secretary, and one year as Vice President - Administration.

LOUIS BENEDICT, Director                                   Age 77
Louis Benedict served in the U. S. Navy from 1944 to 1946, and again, during the Korean War, from 1952 to 1953. He attended the University of Southern California, majoring in electrical engineering, and following that, earned a B. S. degree in electrical engineering at the University of Colorado. Mr. Benedict was employed from 1957 to 1962 as a Project Engineering Manager with Lockheed Missiles and Space, from 1962 to 1964 as a Vice President with William A. Revelle Corporation, and from 1964 to 1966 as an Engineering Section Manager with Lockheed Missiles and Space. From 1966 to 1975 he was employed as the Director of Sub-Contract Administration with Litton Industries, from 1975 to 1994 as Vice - President of Contract Administration for Datametrics Corporation, and from 1994 to 1998 as a consultant in the field of U. S. Defense Contracts Administration. Mr. Benedict retired in 1998. He has been served on the Board of Directors since November 2002.

NANCY BRADY, Director                                      Age 62
Nancy Brady was employed most recently as the Operations Manager for Walter Mortensen Insurance from 1991 to 2002. Prior to that time, she and her husband owned their own insurance agency. She holds the CPCU (Chartered Property and Casualty Underwriter) designation along with the ARM (Associate in Risk Management) degree. She is currently serving on the Board of Directors for both the Bakersfield Host Lions Club and the Child Guidance Guild of Bakersfield. Mrs. Brady has served on the Board of Directors since November 2003.

KURT BRITTAIN, Director and Vice President - Secretary     Age 74
After his Marine Corps service, Mr. Brittain was employed for more than 33 years by Orange County, California, prior to his retirement in 1986. His background includes public works, flood control and manager of the county's harbors, beaches and parks system. He was in charge of three harbors, seven beaches and more than 26 parks, three of which were camping parks. He has completed extension courses in business administration, management, recreation and real estate. Mr. Brittain has been a member of the Board from March 1990 to July 1999, and from January 2002 to present, serving one year as Vice President - Administration, five years as Executive Vice President, and he is currently serving a third year as Vice President - Secretary.

HARRY BUCHAKLIAN, Director                                 Age 72
Harry Buchaklian has a B.A. degree from C.S.U.F. in industrial arts, and a secondary level teaching credential in laboratory electronics and small engine repair. His career has included employment as an assistant manager with Western Auto Stores, electronics instructor at Fresno Technical College and technical supervisor for Sears Roebuck. He retired from Sears Roebuck in 1994. He has been a member of the Board from March 1981 to January 1992, and from September 1995 to present, serving one year as Executive Vice President, and as a Chairman of the Policy and Audit Committees.

DOUGLAS EUDALY, Director                                   Age 73
Douglas Eudaly has an Associate of Arts degree from Fresno City College in elementary education, and a Bachelor's degree in elementary education from Fresno State College. He has done doctoral studies at Nova University in Ft. Lauderdale, Florida, and received a Ph.D. from Clayton Theological Institute in Clayton, California. Dr. Eudaly holds Life Teaching Credentials for Elementary and Junior High School, and Administrative Credentials for preschool through adult school. He retired from the Fresno Unified School District in 1991 with 31 years of service credit--the last five years as program director for the Disability Awareness Program. Dr. Eudaly was President of the Fresno Teachers' Association in 1970-1971, as well as chairman of the District's Negotiating Council and served one term as Chief Negotiator. He has served three years as President of the Board of Directors for Friendship Center for the Blind, and as Chairman of several advisory committees for food banks and other nonprofit organizations. He served over three years as the Deacon Chairman at the Evangelical Free Church of Fresno. Dr. Eudaly has served on the Board since January 2002.

ED FIGUEROA, Director                                      Age 61
Mr. Figueroa majored in aeronautics at Reedley College and obtained his Airframe & Power Plant License in 1964. In 1970, he started working in the heating and air-conditioning field as a service manager and service technician with Jack's Refrigeration, Inc. Mr. Figueroa purchased the company in 1993, and manages the business, which built a new, larger facility in 2000. Mr. Figueroa has a C-20 Contractor's license, specializing in custom residential and design-built commercial heating and air-Conditioning systems. His company also specializes in sheet metal fabricating and installation and service repairs on commercial and residential systems. Mr. Figueroa has served on the Board since November 2003.

WILLIAM FISCHER, Director                                  Age 70
William (Bill) Fischer, has been married 47 years and served in the U. S. Air Force during the Korean War. Mr. Fischer is a graduate of California State University, Northridge, with a B. S. degree in accounting. He worked in the aerospace, entertainment and public utility industries until 1969 when he was hired by Getty Oil Company's Corporate Office as an accounting supervisor. Subsequently, Texaco, Inc., acquired Getty Oil in 1985 and he was promoted to Manager of Benefits Plans Accounting. Mr. Fischer was responsible for the Savings/Thrift, 401-K, and ESOP Plans Administration until 1989 when he elected early retirement. He then went into residential real estate and has been a financial consultant to various companies until 2001. He has active Real Estate Broker and Tax Preparer licenses. He is a member of the Veterans of Foreign Wars, Elks, Moose, and Knights of Columbus organizations. He looks forward to contributing his financial and real estate backgrounds to the Board of Directors. Mr. Fischer has served on the Board since January 2002.

NORMAN GOULD, Director                                     Age 85
Norman Gould has a B.A. in education and an M.A. in administration. His occupation prior to retirement in 1987 was as the superintendent of schools for Madera County. He was a member of the board of directors of Kingsview, Inc., from 1968 to 1980 and held the positions of vice chairman and chairman of the board. He is currently on the board of directors of Valley Teen Ranch, Inc. Mr. Gould is currently president of the California Retired Teachers Foundation, a nonprofit corporation. He has been a member of the Board from March 1976 to March 1991, and from March 1993 to present, serving nine years as President, one year as Treasurer and two years as Secretary.

R. ELAINE HARRIS, Director                                 Age 66
R. Elaine Harris retired in 1990 from Pacific Telephone with 31 years service, starting in the business office, then advancing to facility administrator the last ten years of that time. She was active with the Jaycettes Club and has worked on several political campaigns. She is now enjoying retirement and feels very blessed serving on the Board since January 2000. She is looking forward to continuing serving the shareholders.

GLENN HICKMAN, Director and Executive Vice President       Age 71
Glenn Hickman has a B.A. in Business and a secondary teaching credential from Fresno State University. His occupation prior to retirement in 1995 was as a financial analyst and office supervisor for Cal Resources, a subsidiary of Shell Oil Company. Mr. Hickman has been a member of the Board since July 1999, and is currently serving a third year as Executive Vice President.

TERRIS HUGHES, Director                                    Age 55
Terris (Terry) Hughes holds an A.A. degree from Bakersfield Junior College in police science. He was employed by Cal Resources LLC for 23 years, from 1973 to 1997, holding the position of senior training technician for the last 10 years of that time. He is currently employed as an internal consultant for Aera Energy LLC, an oil industry company formed in 1997 between the Shell Oil and Mobil Oil Corporations. His duties are to serve as a behavior base safety advisor and provide safety training to Aera Energy LLC employees. Mr. Hughes has been a member of the Board since January 1996, and served one year as Vice President - Policy.

RONALD NUNLIST, Director and Vice President - Policy       Age 66
Ronald Nunlist was employed in the oil business for many years. From 1995 to June 1997 he was employed as an operations foreman by Cal Resources LLC, an oil industry company owned by Shell Oil Corporation. Mr. Nunlist was then employed as a logistics specialist by Aera Energy LLC, an oil industry company formed between the Shell Oil and Mobil Oil Corporations, from 1997 until his retirement in 1999. He has been a member of the Board since January 1986, serving five years as President, and is currently serving a third year as Vice President - Policy.

GEORGE PAPPI, Nominee                                      Age 42
Mr. Pappi's current occupation is as Fraud Investigator for State Farm Insurance. Other positions held during his seventeen years of employment with State Farm Insurance include Office Manager, Property and Bodily Injury Adjustor, Fire and Casualty with extensive construction background, Risk Management and Commercial Insurance. He graduated from Cal Poly Pomona with a B.S. in management and human resources. He resides in La Verne, California, and is actively involved in local community and church activities and the United Way organization. Mr. Pappi is a new nominee for the Board and does not currently serve on the Board of Directors.

JERALD PETTIBONE, Director and President                   Age 78
Jerry Pettibone sold and retired from his company, Pettibone Signs, in Santa Cruz in October 1988. He started the company which operated statewide in 1960. Active in trade associations, he served on the board of directors of the National Electric Sign Association, and on the board of directors of the World Sign Association, serving as national president in 1985 - 1986. He served on the board of directors of the California Electric Sign Association for 22 years and was elected a director emeritus. He has been a member of the Board since January 1993, including three years as Chief Financial Officer, and is currently serving an eighth year as President.

GARY WILLEMS, Director                                     Age 50
Gary Willems holds a B.A. degree in Music Education and a California Life Teaching Credential from Fresno Pacific University. Mr. Willems has been teaching music since 1977, and since 1985 has been the Director of Bands at Reedley High School. He is an active member of the California Band Directors' Association and is the Past President of Fresno and Madera Counties Music Educators' Association. Mr. Willems has served on the Board of Directors since January 2001.

JACK WILLIAMS, Director, Chief Financial Officer and
  Vice President - Finance                                 Age 54
Mr. Williams graduated from San Diego State University in 1974 with a B.S. in accounting. Following that, he has been employed in the field of accounting in a variety of industries, including agriculture, construction, heavy equipment sales, and manufacturing. He was employed as a Financial Analyst by Texaco Oil Corporation in the Bakersfield area from 1997 until 1999. Mr. Williams was employed with Goodwill Industries of South-Central California as a Chief Financial Officer from March 2000 until November 2004. Mr. Williams established his own C.P.A. practice in 1983, which he continues to own and operate. He has been a member of the Board of Directors since January 1995, and is currently serving an eighth year as Chief Financial Officer and Vice President - Finance.

CHARLES ZAHKA, Director                                    Age 78
Charles Zahka retired as vice president of the Broadway Department Stores in 1990 after 20 years. He presently serves as a private management consultant. Mr. Zahka is president of the Stroke Association of Southern California and vice chairman of the Better Business Bureau of the Southland. He has been a member of the Board since March 1988, and has served one year as Secretary and one year as President.

The Board of Directors has no reason to believe that any of the nominees listed above will not be available to serve. However, if any nominee should become unable or unwilling to serve, the shares represented by proxies given to management pursuant hereto will be voted as management may recommend.

                 OTHER OFFICERS AND KEY EMPLOYEES:

JAY JAMISON, Assistant Corporate Secretary and
  General Manager                                          Age 51
Jay Jamison has been employed by the Company since June 1997 as General Manager and serves as Assistant Corporate Secretary. He has a B.S. degree in agricultural management from Cal Poly San Luis Obispo, graduating in 1976. Mr. Jamison was raised on his family's guest ranch, Rancho Oso, in Santa Barbara County, which included a recreational vehicle park, resident summer camp, equestrian facilities and numerous resort amenities. He worked on the ranch throughout his childhood and after college. The family business was sold in 1983, at which time Mr. Jamison was hired by Thousand Trails, Inc., a private membership resort, as a Resort Operations Manager. His last ten years at Thousand Trails were spent managing a 200-acre, 518-site, full-service resort near Hollister, California. He also managed resorts in Acton and Idyllwild in Southern California. Prior to his employment with the Company, Mr. Jamison was a General Manager with Skycrest Enterprises in Redding and managed Sugarloaf Marina and Resort on Lake Shasta in Northern California from January 1995 to June 1997. He is active in the Resort and Commercial Recreation Association and is also a member of the American Quarter Horse Association. Mr. Jamison was appointed to and has served as a commissioner on the Pismo Beach Conference and Visitors Bureau since February 1998, and since August 1999 has served as Chair. At the National Association of RV Parks and Campgrounds' Annual Convention in November 1999, Mr. Jamison was appointed to the ARVC Board of Directors representing the ten western states. At the 2001 Annual Convention, he was elected Treasurer of the National Association, and in November 2003 he was reelected to serve a third one year term. In June of 2002, Mr. Jamison was installed as a Director on the Board for the San Luis Obispo County Chapter of the American Red Cross, and in June 2003 was elected Treasurer. He was elected to serve as Second Vice Chair of the Chapter in June 2004.

            THE COMPANY'S DIRECTOR NOMINATIONS PROCESS

Nominating Committee: The Company has a standing Nominating Committee, whose task it is to actively seek out and consider potential candidates for office on the Board of Directors. The Nominating Committee does not have a formal charter, but operates under the direction and authority of the Board as a whole, pursuant to Committee Procedures adopted by the Board.

Director Nominations: The Nominating Committee will consider as a candidate any existing director of the Company who has indicated to the Nominating Committee that he or she is willing to stand for reelection, as well as any other interested shareholder who provides the required information and displays the qualifications and skills to effectively represent the best interests of all shareholders, within the specified time requirements. Under no circumstances will the Nominating Committee evaluate any nominee pursuant to a process substantially different than that used for the other nominees for the same election or appointment of directors. Shareholder recommendations are treated identically with all other candidate recommendations.

The Nominating Committee solicits director candidates by word-of-mouth and through the Corporate Newsletter. The candidates are interviewed by two or more members of the Nominating Committee, who then compile a list from which future candidates may be chosen for board member nominees. In addition, the Nominating Committee reviews the attendance and contributions of the present seated board members. After completing this evaluation, a list of eighteen potential nominees is selected and presented to the full board for approval and placed on the proxy card for the annual election.

Independence of Nominating Committee: Of the three directors serving on the Nominating Committee during 2004, Ronald Nunlist,
J. Russell Carlson and Norman Gould, Messrs. Carlson and Gould are deemed "independent" directors, pursuant to standards of independence promulgated by the NASD [NASD Rule 4200(a)(15)]. Mr. Nunlist is not deemed independent, by reason of his uncompensated service as an executive officer of the Company.

Nominees Proposed by Committee: The Nominating Committee recommended for nomination each of the candidates described above. Each of those nominees were prior directors standing for reelection, except for George Pappi, who was nominated by the Nominating Committee and approved for inclusion on the recommended slate of director nominees at the Board of Directors' meeting held November 13, 2004.

              COMMITTEES OF THE BOARD OF DIRECTORS

The only standing committees of the Company during 2004 were the Nominating Committee, Audit Committee, Personnel and Compensation
Committee, Finance Committee, Policy Committee, Environmental,
Health and Safety Advisory Committee, and the Executive
Committee.

The Nominating Committee, which considers the qualifications and the composition of the Board of Directors of the Company, was elected at a meeting of the Board of Directors held on January 17, 2004, and consisted of the following members: Ronald Nunlist, Chairperson, J. Russell Carlson and Norman Gould Committee member J. Russell Carlson resigned from the Board on November 14, 2004, and his seat remained unfilled for the remainder of the year Pursuant to the policies and procedures adopted by the Board of Directors, the Nominating Committee considers nominees recommended by shareholders. The Nominating Committee met nine times during Fiscal Year 2004 and submitted its recommendations for nominations at the upcoming Annual Meeting.

Individuals wishing to be considered as nominees for membership on the Board of Directors for Fiscal Year 2006, or wishing to nominate an individual for membership on the Board, are requested to notify the committee in writing, delivered to the principal office of the Company. The Nominating Committee will deliver, or will cause to be delivered to a potential nominee, material for use by the potential nominee in submitting specific data, including personal history and professional skills. The resume, a questionnaire, and a statement by or on behalf of a potential nominee should be submitted on or before August 11, 2005, in order to be considered by the Committee.

The Audit Committee of the Board of Directors consisted of Glenn Hickman, Chairman, J. Russell Carlson, Ed Figueroa, William Fischer, and Norman Gould. Committee member J. Russell Carlson resigned from the Board on November 14, 2004, and his seat remained unfilled for the remainder of the year The functions of the Audit Committee include coordinating with the Company's independent accountants in the preparation of annual financial reports and audits; reviewing actions to be taken to comply with the auditor's recommendations to management; and performing random reviews of selected accounting procedures of the Company. The Audit Committee met seven times during Fiscal Year 2004.

Independence of Audit Committee: Of the five directors serving on the Audit Committee during 2004, listed above, all except Glenn Hickman, the Chairman, are deemed "independent" directors, pursuant to standards of independence promulgated by the NASD [NASD Rule 4200(a)(15)]. Mr. Hickman is not deemed independent, by reason of his uncompensated service as an executive officer of the Company.

The Personnel and Compensation Committee consists of Jerald Pettibone, Chairman, Kurt Brittain, Terris Hughes, Jack Williams and Charles Zahka. The functions of the Personnel and Compensation Committee include negotiating an employment contract with the General Manager, review of his goals and objectives and setting compensation for the major staff. The Personnel and Compensation Committee met twice during Fiscal Year 2004.

The Finance Committee consists of Jack Williams, Chairman, Howard Allard, Nancy Brady, Gary Willems and Charles Zahka. The functions of the Finance Committee include reviewing the Company's financial statements, drafting a three-year forecast of finances, drafting a one-year budget, prioritizing capital expenditures, monitoring the completion of capitalized projects, recommending changes in rate schedules, and submitting an annual report to the shareholders of the financial condition of the Corporation. The Finance Committee met six times during Fiscal Year 2004.

The Policy Committee consists of Ronald Nunlist, Chairman, Louis Benedict, Douglas Eudaly, Norman Gould and Terris Hughes. The functions of the Policy Committee include reviewing and recommending changes in the Shareholders' Calendar, reviewing and recommending changes in the Resort's occupancy rules and regulations, updating and recommending changes in the Employee Handbook, and implementing Board policy and procedures. The Policy Committee met six times during Fiscal Year 2004.

The Environmental, Health and Safety Advisory Committee consisted of R. Elaine Harris, Chairman, Harry Buchaklian, and Ed Figueroa. The functions of the Environmental, Health and Safety Advisory Committee include performing environmental-related duties, safety reviews, and giving recommendations to the President and General Manager on matters relative to environmental and safety concerns. The Environmental, Health and Safety Advisory Committee met six times during Fiscal Year 2004.

The Executive Committee consists of Jerald Pettibone, Chairman, Glenn Hickman, Kurt Brittain, Ronald Nunlist, and Jack Williams. The functions of the Executive Committee include reviewing the monthly business with the General Manager, as well as the current financial statement. The Executive Committee met once during Fiscal Year 2004.

The full Board of Directors met seven times during 2004. No director attended fewer than 75% of the total number of meetings of the Board and of the committees of which he or she is a member.

Although Board members are not required to attend the Annual
Meeting of Shareholders as a matter of policy, directors regularly attend the Annual Meeting unless personal circumstances do not so permit. All incumbent directors attended last year's
Annual Meeting of Shareholders.

                      AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of Pismo Coast Village.

The Audit Committee Charter adopted by the Board sets out responsibilities, authority and specific duties of the Audit
Committee. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

The Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee has discussed with representatives of independent auditors, Glenn, Burdette, Phillips and Bryson, matters required by SAS 61 regulations.

The Audit Committee has received the written disclosures and the letter from the independent accountants, Glenn, Burdette, Phillips and Bryson, required by Independence Standards Board
Standard No. 1 and has discussed with the independent accountants the independent accountant's independence.

Based on the review and discussions referred to above, the Audit
Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report.

The Audit Committee members were Glenn Hickman, J. Russell
Carlson, Ed Figueroa, William Fischer and Norman Gould.

   COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the ownership of the Company's Common Stock as of December 1, 2004, by each director and by all directors and executive officers as a group.

                                              NUMBER OF  PERCENT
BOARD MEMBER      ADDRESS                     SHARES     OF CLASS
Howard Allard     5161 Diablo Drive            1 Share     0.056%
                  Sacramento CA 95842

Louis Benedict    20955 De Mina Street         1 Share     0.056%
                  Woodland Hills CA 91364

Nancy Brady       8808 O'Meara Court           1 Share     0.056%
                  Bakersfield CA 93311

Kurt Brittain     12105 Center Avenue          2 Shares    0.111%
                  San Martin CA 95046

Harry Buchaklian  1361 East Ticonderoga Drive  1 Share     0.056%
                  Fresno CA 93720

Douglas Eudaly    3918 North Carruth Avenue    6 Shares    0.333%
                  Fresno CA 93705

Ed Figueroa       23157 East South Avenue      2 Shares    0.111%
                  Reedley CA 93654

William Fischer   1947 Sienna Lane             1 Share     0.056%
                  Simi Valley CA 93065

Norman Gould      10597 Road 30                1 Share     0.056%
                  Madera CA 93637

                                             NUMBER OF   PERCENT
BOARD MEMBER      ADDRESS                    SHARES      OF CLASS

R. Elaine Harris  3418 El Potrero Lane         4 Shares    0.222%
                  Bakersfield CA 93304

Glenn Hickman     3584 West Wathen Avenue      1 Share     0.056%
                  Fresno CA 93711

Terris Hughes     2426 Sunset Street           1 Share     0.056%
                  Wasco CA 93280

Ronald Nunlist    1105 Minter Avenue           4 Shares    0.222%
                  Shafter CA 93263

George Pappi      5728 Via De Mansion          1 Share     0.056%
                  La Verne CA 91750

Jerald Pettibone  4179 Court Drive             2 Shares    0.111%
                  Santa Cruz CA 95062

Gary Willems      479 South Oak Drive          2 Shares    0.111%
                  Reedley CA 93654

Jack Williams     7801 Revelstoke Way          1 Share     0.056%
                  Bakersfield CA 93309

Charles Zahka     6300 Alonzo Avenue           1 Share     0.056%
                  Encino CA 91316

All Officers and
 Directors as a Group                         33 Shares    1.833%

_________________________________________________________________

        COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
_________________________________________________________________

Directors receive no compensation for serving on the Board. Directors are permitted the use of a recreational site at the Resort for each day of board meetings and/or committee meetings during their tenure as a member of the Board of Directors. Directors also may be reimbursed for traveling expenses related to such meetings at reasonable rates. Executive officers, other than officers who are employees, received no additional compensation of any nature. Specifically, the Chief Executive Officer (President) is not a compensated employee. No employee received compensation exceeding $100,000 during the last fiscal year of the Company.

The Company has no outstanding options, warrants or rights to purchase any of its securities, whether held by Directors, officers or any other persons. Nor does the Company have any outstanding loans or other indebtedness to any Director or officer. Since the beginning of the fiscal year, the Company has not entered into nor does it propose to enter into any transactions of a material nature with any officer or director or any corporation or other business entity in which any officer or director may have an economic interest.

_________________________________________________________________

             MANAGEMENT PROPOSAL AMENDMENT OF BYLAWS
           DIRECTOR NOMINATIONS PROCEDURES (Proposal 2)
_________________________________________________________________

The Board of Directors of the Company has recently undertaken an effort to modernize and update its procedures for accepting and reviewing nominations for board candidacy and for recommending candidates to stand for election to the Board. Those revised procedures have been implemented by the Board in connection with this year's Annual Meeting of Shareholders.

In the process of this review, the Board decided to implement more formal changes in the Company's Bylaws in order to delineate the procedure for shareholder nominations to positions of the Board of Directors. At a meeting of the Board of Directors held on November 13, 2004, the Board approved the following proposal to amend the Company's Bylaws, and that proposal (referred to herein as the "Proposal") is hereby submitted to the shareholders for their consideration and action:

                         TERMS OF PROPOSAL:

PROPOSED: That Section 2.11 of the Bylaws of the Corporation be added, to read in its entirety as follows:

  2.11 Shareholder Nomination of Candidates for Election to the Board of Directors Shareholders who wish to nominate any candidate for election to the Board of Directors must submit a written nomination to the Nominating Committee, addressed care of the Chairman of the Board of the Corporation at 165 South Dolliver Street, Pismo Beach, CA 93449. Nominations must be sent by certified or registered mail and must be received by the Company by no later than September 1st for consideration at the following year's annual meeting of shareholders (held in January of each year). Nominations must include the following information:

        1. Nominating Shareholder's name, number of shares owned by such Shareholder, length of period held, and share certificate number(s)

        2. Name, address, phone number and age of the nominee candidate

        3. A resume describing among other things the candidate's educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.)

        4. A supporting statement which describes the candidate's reasons for seeking election to the Board of Directors, and which describes his or her qualifications for the position of director of the Corporation

        5. The candidate's consent to a background investigation

        6. The candidates written consent to stand for election if nominated by the Board and to serve if elected by the shareholders

        7. Any further information that will assist the Committee in evaluating the candidate in accordance with the procedures set forth in these policies.

        8. The Nominating Committee shall be authorized to contact recommended candidates to request additional information necessary for its evaluation or for disclosure under applicable rules of the Securities and Exchange Commission.

                        STATEMENT OF MANAGEMENT
                       IN SUPPORT OF THE PROPOSAL

The primary purpose of the foregoing Proposal is to clarify the procedures for nomination of candidates for election to the Board. In prior years, nomination of candidates "from the floor" have been permitted. In examining all nomination procedures, management was concerned that the process of leaving nominations "open" up until the commencement of the election posed significant risks and difficulties. Candidates who are nominated "from the floor" have not been subjected to any degree of scrutiny in connection with their qualifications for office or their general suitability for service on the Board. The process of "floor nominations" does not permit shareholders as a group sufficient information to make informed election decisions.

The Board of Directors supports adoption of the proposed Bylaw Amendment. The Board believes that the Amendment does not impose any unreasonable burden upon the shareholders who desire to nominate candidates to stand for election, and that it permits shareholders a more informed exercise of their voting rights.

     WE URGE SHAREHOLDERS TO VOTE IN FAVOR OF THIS PROPOSAL.

                      CONSIDERATIONS AGAINST
                      THE PROPOSED AMENDMENT

Insofar as nominations for director candidates would close as of September 1 of each year, preceding the Annual Meeting of Shareholders, the Amendment would have a restrictive effect on shareholders seeking to nominate candidates for the Board election, requiring that shareholders submit their nominations in advance of each year's annual meeting, and prohibiting "floor nominations."

                           RECOMMENDATION

The Board of Directors recommends that you vote FOR the proposed
Amendment of the Company's Bylaws (Proposal 2).

                            VOTE REQUIRED

The affirmative vote of a majority of all outstanding shares will be necessary to approve the proposed Amendment to the Company's
Bylaws

_________________________________________________________________

    SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS (Proposal 3)
_________________________________________________________________

The firm of Glenn, Burdette, Phillips and Bryson served as independent certified public accountants for the Company for its fiscal year ended September 30, 2004, and this firm has been selected to serve as the Company's accountants for Fiscal Year 2005. It is expected that one or more representatives of Glenn, Burdette, Phillips and Bryson will be present at the Meeting, will be given the opportunity to make a statement, if desired, and will be available to respond to all appropriate questions.

Audit services performed by Glenn, Burdette, Phillips and Bryson for the year ended September 30, 2004, consisted of examination of the financial statements of the Company, certain services related to filings with the Securities and Exchange Commission, and consultation on matters related to accounting and financial reporting. In addition to these services, Glenn, Burdette, Phillips and Bryson performed certain non-audit services consisting primarily of consultation on matters relating to the preparation of tax returns. All such services were approved by the Board of Directors, which has determined the firm of Glenn, Burdette, Phillips and Bryson to be fully independent of the operations of the Company.

                    INDEPENDENT AUDITOR FEES

Audit Fees. Glenn, Burdette, Phillips & Bryson ("GBPB"), the Company's auditors during the just ended fiscal year, billed the Company an aggregate of $15,000 for professional services rendered by GBPB in connection with their audit of the Company's financial statements for the fiscal year ended September 30, 2004. In addition, GBPB has billed the Company an aggregate of $11,450 for their review of the Company's quarterly reports on Form 10-QSB during fiscal 2004 (that is, for the periods ended 6/30/04, 3/31/04 and 12/31/03 respectively).

Financial Information Systems Design and Implementation. During fiscal 2004, GBPB, LLP did not directly or indirectly, operate, or supervise the operation of, the Company's information systems or manage the Company's local area network. Nor did GBPB design or implement a hardware or software system that aggregates source data underlying the financial statements of the Company or generates information that is significant to the Company's financial statements taken as a whole.

All Other Fees. GBPB billed the Company an additional $4,691 for professional services rendered during fiscal 2004 for services not otherwise described above. All other fees relate to services traditionally provided by auditors, including work performed in connection with income tax services were compatible with GBPB's independence.

The Company's Audit Committee has not separately considered whether the non-audit services rendered by GBPB during fiscal 2004, as described under the caption "All Other Fees" above, are compatible or incompatible with GBPB's independence; but the Audit Committee has reviewed all audit work done by GBPB and their fees as a whole, and the Company believes that GBPB's services and fees are incompatible with their independence as auditors.

             RECOMMENDATION OF THE BOARD OF DIRECTORS

The Company Board of Directors recommends that the shareholders approve the selection of Glenn, Burdette, Phillips and Bryson to serve as certified independent public accountants for the Company for Fiscal Year 2005. The affirmative vote of a majority of shares voted will be required to approve this action.

_________________________________________________________________

                     SHAREHOLDER COMMUNICATIONS
_________________________________________________________________

Shareholders desiring to send communications to the Board of Directors on any matter of concern may submit correspondence addressed to: Board of Directors, Pismo Coast Village, 165 South Dolliver Street, Pismo Beach CA 93449. c/o Mr. Jay Jamison, General Manager.

_________________________________________________________________

                        SHAREHOLDER PROPOSALS
_________________________________________________________________

The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Company at the Company's 2006 Annual Shareholders Meeting is August 11, 2005. Shareholder proposals submitted other than in accordance with the foregoing will not be considered timely presented for consideration at the annual meeting if notice thereof is given after October 27, 2005.

_________________________________________________________________

                          LEGAL PROCEEDINGS
_________________________________________________________________

No pending legal proceedings against the Company other than routine litigation incidental to business.

_________________________________________________________________

                            OTHER BUSINESS
_________________________________________________________________

Management does not know of any matters to be presented at the Meeting, other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with the recommendations of Management on such matters, and discretionary authority to do so is included in the Proxy.

              NOTICE OF AVAILABILITY OF MATERIAL

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO THE SHAREHOLDERS OF RECORD ON DECEMBER 1, 2004, THE RECORD DATE FOR ELIGIBILITY TO VOTE AT THE ANNUAL MEETING, A COPY OF THE COMPANY'S FORM 10-KSB REPORT FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2004, WHICH HAS BEEN FILED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934. THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS IS BEING DELIVERED TO SHAREHOLDERS HEREWITH.

All written requests for the Company's Form 10-KSB report should be addressed to:

                    Mr. Jay Jamison, General Manager
                    Pismo Coast Village, Inc.
                    165 South Dolliver Street
                    Pismo Beach, California 93449



                      PLEASE RETURN YOUR PROXIES
                      __________________________

  SHAREHOLDERS ARE REQUESTED TO VOTE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN, SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. YOU MAY, WITHOUT AFFECTING ANY VOTE PREVIOUSLY TAKEN, REVOKE YOUR PROXY BY A LATER PROXY FILED WITH THE VICE PRESIDENT - SECRETARY OF THE COMPANY OR BY FILING WRITTEN NOTICE OF REVOCATION WITH THE VICE PRESIDENT - SECRETARY OF THE COMPANY. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY BY ADVISING THE INSPECTOR OF ELECTIONS THAT YOU ELECT TO VOTE IN PERSON.

                              PISMO COAST VILLAGE, INC.

Date: December 16, 2004       By JERALD PETTIBONE

                              Jerald Pettibone, President

                            APPENDIX A
                            __________


Audit Committee Responsibilities

1. External Auditor
   a. Recommend auditing firm
   b. Recommend renewing or terminating existing firm
   c. Review compensation, terms of engagement and independence
2. Audits
   a. Review external audits and management's response
   b. Review internal audits
3. Financial Statements
   a. Review financial statements
   b. Review any disputes between auditor and management about preparation of financial statements
   c. Consider major changes or questions regarding appropriate auditing and accounting principles and practices to be followed when preparing the corporate financial statement
   d. Review procedures of the Corporation to prepare published financial statements and related management commentaries
4. Survey corporate assets
5. Other Duties
   a. Consult with external and internal auditors about the adequacy of financial controls to assure that the Corporation's publicly reported financial statements are presented fairly in conformity with generally accepted accounting principles.
   b. Meet periodically with management to review the Corporation's financial risk exposure.
   c. Report to the Board, findings as necessary.
   d. Audit the internal procedures of maintaining the assets of the Corporation and their inventories.
   e. Perform other duties as requested by the Board and/or
      President.